EXHIBIT 99.1

[Pilgrims Pride LOGO]

PILGRIM’S PRIDE CORPORATION

REPORTS FIRST QUARTER RESULTS FOR FISCAL 2004

Updates Previous Guidance for Effect of Recent Acquisition to

“Accretive to Earnings in Fiscal 2004”

Pittsburg, TX—January 26, 2004—Pilgrim’s Pride Corporation (NYSE: PPC) today reported net income of $10.3 million, or $0.20 per share, for the first fiscal quarter ended January 3, 2004, an increase of $7.5 million, or $0.13 per share, compared with net income of $2.8 million, or $0.07 per share, in the first quarter of fiscal 2003. The Company also reported record net sales for the first quarter of fiscal 2004 of $1.0 billion, an increase of $417.0 million, compared with net sales of $627.4 million for the same period last year.

“Our very successful first quarter performance reflects an improvement in the pricing environment in the U.S. for chicken and our rapid progress integrating the chicken division we acquired from ConAgra Foods, Inc. in late November 2003,” commented O.B. Goolsby, President and Chief Operating Officer of Pilgrim’s Pride.

“Over the last several months, lower domestic supplies of meat proteins, the lifting of recent export restrictions and increased consumer demand for U.S. chicken products have resulted in higher chicken prices and increased operating margins. We expect these favorable trends to continue positively impacting prices and margins in the U.S. for the remainder of fiscal 2004. While the performance of our turkey business was in line with our expectations, the results remain disappointing and there are a number of initiatives currently underway to improve the product mix, sales volume and profitability of this business segment. The results from our Mexico operations were down significantly from the prior year due to lower chicken pricing caused by liquidation of excessive levels of frozen inventories and increased production levels by all producers in Mexico when compared to the same period in the prior year.

On November 23, 2003, we completed the acquisition of ConAgra Foods, Inc.’s chicken division. The appreciation in our stock price from the date this acquisition was announced through closing, which resulted in fewer shares of common stock being issued than originally contemplated, coupled with the significant synergy opportunities identified to date and the general improvement in the domestic chicken markets, has resulted in our outlook of the effect of this acquisition being upgraded to “Accretive to Earnings in Fiscal 2004” from our original outlook of “Dilutive to Earnings in Fiscal 2004.”

I am extremely pleased to report that the integration of our newly acquired chicken division is proceeding according to schedule. I’d also like to point out that, in light of the current industry environment and projected market trends, the timing of the acquisition couldn’t have been better. As consumer demand for lower-fat, easy-to-prepare proteins continues to grow, our enhanced ability to provide customers at every point on the distribution chain with the broadest range of quality fresh and value-added chicken products and services available in the marketplace today represents a powerful competitive advantage. Since completing the acquisition, we have received very positive feedback from our expanded base of customers and employees, who are excited about the benefits of our improved distribution capabilities, expanded prepared foods product mix and superior operational and customer service capabilities. We will continue working hard towards a smooth and successful completion of the integration process and look forward to providing additional updates about how our improved market position and larger size are driving growth and enhancing value for our shareholders,” Mr. Goolsby concluded.

Pilgrim’s Pride will hold a conference call to discuss the Company’s first quarter fiscal 2004 financial results at 10:00 a.m. CST (11:00 a.m. EST) on January 26, 2004. To listen live via telephone, call 800-556-3831 access code 00977. The call will also be web cast live on the Internet at http://www.firstcallevents.com/service/ajwz397428866gf12.html. The web cast will be available for replay within two hours of the conclusion of the call. A telephone replay will be available beginning at 2:00 p.m. CST on January 26, 2004 through February 2, 2004 at 800-876-6305.

About Pilgrim’s Pride

Pilgrim’s Pride Corporation is the second largest poultry producer in the United States — the second largest in chicken and fifth largest in turkey, the largest chicken company in Puerto Rico and second largest chicken company in Mexico. Pilgrim’s Pride employs more than 40,000 employees and has major operations in Texas, Alabama, Arkansas, Georgia, Kentucky, Louisiana, North Carolina, Pennsylvania, Tennessee, Virginia, West Virginia, Mexico and Puerto Rico, with other facilities in Arizona, California, Iowa, Mississippi, Utah and Wisconsin.

Pilgrim’s Pride products are sold to foodservice, retail and frozen entrée customers. The Company’s primary distribution is through retailers, foodservice distributors and restaurants throughout the United States, Puerto Rico and in the Northern and Central regions of Mexico. For more information, please visit www.pilgrimspride.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are forward looking statements. It is important to note that the actual results could differ materially from those projected in such forward looking statements. For example, factors that could cause actual results to differ materially from those projected in such forward looking statements include: matters affecting the poultry industry generally, including fluctuations in the commodity prices of feed ingredients, chicken and turkey; disease outbreaks affecting the production performance and/or marketability of the Company’s poultry products; contamination of our products, which has recently and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of our cash resources, particularly in light of our substantial leverage; restrictions imposed by and as a result of, our substantial leverage; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; changes in laws or regulations affecting our operations as well as competitive factors and pricing pressures; inability to effectively integrate ConAgra’s chicken business or realize the associated cost savings and operating synergies currently anticipated; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

Contact:

Richard A. Cogdill

Chief Financial Officer

540/896-0406

PILGRIM’S PRIDE CORPORATION

News Release

January 26, 2004

PILGRIM’S PRIDE CORPORATION

Consolidated Income Statements

[In thousands, except share and per share data]

Three Months Ended	January 3, 2004		December 28, 2002
	(14 weeks)		(13 weeks)
Net Sales	$1,044,367		$627,405
Costs and Expenses:
Cost of sales	967,264		599,406
Non-recurring recoveries	—		[14,387	]
Selling, general and administrative	46,303		32,045

	1,013,567		617,064

Operating Income	30,800		10,341
Other Expense [Income]:
Interest expense, net	12,444		9,476
Foreign exchange loss [gain]	78		[350	]
Miscellaneous, net	[329	]	[1,766	]

	12,193		7,360

Income before income taxes	18,607		2,981
Income tax expense	8,321		225

Net Income	$10,286		$2,756

Net Income per Common Share
- Basic and Diluted	$0.20		$0.07
Dividends Declared per Common Share	$0.015		$0.015
Weighted Average Shares Outstanding	51,757,222		41,112,679

PILGRIM’S PRIDE CORPORATION

News Release

January 26, 2004

Note: “EBITDA” is defined as the sum of net income (loss) before interest, taxes, depreciation and amortization. EBITDA is presented because it is used by us, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of Generally Accepted Accounting Principals (GAAP) results, to compare the performance of companies. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP. EBITDA is calculated as follows (in thousands):

Three Months Ended	January 3, 2004	December 28, 2002
	(14 weeks)	(13 weeks)
Net Income	$10,286	$2,756
Add:
Income tax expense	8,321	225
Interest expense, net	12,444	9,476
Depreciation and amortization	25,911	17,510
Minus:
Amortization of capitalized financing costs	519	372

EBITDA	$56,443	$29,595

	January 3, 2004
Other Data (in thousands):
Current maturities of long-term debt
Long-Term debt	$11,314
	715,510

Total Debt	$726,824

Capital Expenditures	$20,269